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EXHIBIT 23.3


                 CONSENT OF UHY FRANKFORT STEIN & LIPP CPAs, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                  ---------------------------------------------

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 of Allis-Chalmers Energy Inc. and to the inclusion therein of our report dated April 8, 2005 with respect to the consolidated financial statements of Allis-Chalmers Energy Inc. as of December 31, 2004, and for the year ended December 31, 2004.

                                    /s/ UHY FRANKFORT STEIN & LIPP CPAs, LLP
                                    ----------------------------------------

Houston, Texas
August 12, 2005